                                                                     EXHIBIT 8

               [LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP]

                                February 13, 2003

Monmouth Real Estate Investment Corporation
Juniper Business Plaza
Suite 3-C
3499 Route 9 North
Freehold, New Jersey  07728

        Re:  Monmouth Real Estate Investment Corporation

Dear Ladies and Gentlemen:

          We are special legal counsel to Monmouth Real Estate Investment
Corporation, a Delaware corporation (the "Company"), and have represented the
Company in connection with the preparation of its Registration Statement on Form
S-3 (the "Registration Statement"), relating to the registration of Class A
Common Stock of the Company that may be issued from time to time by the Company.
You have requested our opinion on certain federal income tax matters in connection with the issuance of such securities pursuant to the Registration
Statement. For the purposes of this Opinion Letter, the term "Subsidiary" means any corporation, limited partnership or limited liability company for which the
Company owns fifty percent (50%) or more of the outstanding equity interests.

         In rendering this opinion, we have reviewed (i) the Registration
Statement; (ii) the Company's Certificate of Incorporation as filed with the
Secretary of State of Delaware; (iii) the Company's Bylaws, as amended; and (iv)
the organizational documents of each Subsidiary, as amended.

         For purposes of this Opinion, we have assumed that the Company was properly qualified as a "real estate investment trust" under the Internal
Revenue Code of 1986, as amended (the "Code") for the taxable years ending
September 30, 1968 through 1999. Furthermore, with respect to matters of fact, in rendering this opinion we have relied upon the representations of fact set forth in a certificate of an officer of the Company (the "Officer's
Certificate"). Although we have not independently verified the truth, accuracy or completeness of the factual representations contained in the Officer's
Certificate and the underlying assumptions upon which they are based, nothing

Monmouth Real Estate Investment Corporation
February 13, 2003

has come to the attention of Jason A. Reschly or Kirsten Pace Salzman, the attorneys primarily responsible for the preparation of the Registration
Statement, that would cause them to question such representations.

         Based upon the foregoing, and the discussions in the Prospectus under the caption "Material United States Federal Income Tax Consequences" (which are incorporated herein by reference) we are of the opinion that: (1) based on the
Officer's Certificate, for its taxable years ended September 30, 2000 through
September 30, 2002, the Company has continuously been organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code; (2) based on the Officer's Certificate, the
Company's current and proposed organization and method of operation will permit it to continue to meet the requirements for taxation as a "real estate investment trust" under the Code for its September 30, 2003 taxable year and thereafter; and (3) the federal income tax discussion described in the
Registration Statement under the caption "Material United States Federal Income
Tax Consequences" is correct in all material respects and fairly summarizes in all material respects the federal income tax laws referred to therein.

         We note, however, that the ability of the Company to qualify as a real estate investment trust for any year will depend upon future events, some of which are not within the Company's control, and it is not possible to predict whether the facts set forth in the Registration Statement, the Officer's
Certificate and this letter will continue to be accurate in the future. In addition, our opinions are based on the Code, the Treasury regulations thereunder (the "Regulations"), published rulings of the Internal Revenue
Service (the "Service"), cases or other relevant authority and the status of the
Company as a real estate investment trust for federal income tax purposes may be affected by changes in the Code, the Regulations and other relevant authority.

          We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the captions
"Material United States Federal Income Tax Consequences" and "Legal Matters" in
the Prospectus included in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consentis required under Section 7 of the Securities Act of 1933 as amended, and the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/ Blackwell Sanders Peper Martin LLP

                                            Blackwell Sanders Peper Martin LLP